CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 20 to Registration Statement File No. 333-64749 on Form N-4 (the "Registration Statement") of (1) our reports dated March 9, 2004 relating to the financial statements of Separate Accounts No. 49 and No. 45 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2003, and (2) our report dated
March 9, 2004 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2003. We also consent to the incorporation by reference in the Prospectuses of our reports dated March 9, 2004 appearing on page F-1 and page F-56 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings "About our independent auditors" in the Prospectuses and "Custodian and Independent Auditors" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
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New York, New York
April 23, 2004